UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2012

SOLLENSYS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Hampshire Court

Newport Beach, CA 92660

(Address of principal executive office)

(949) 642-7816

(Registrant's telephone number, including area code)

HEALTH DIRECTORY, INC.

6312 Seven Corners Center #303, Falls Church, Virginia 22044

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2012 a Share Acquisition Agreement (“Agreement”) was entered into for the acquisition of all of the outstanding shares of Sollensys Corporation, a South Korean Corporation (“Sollensys Korea”) by the Registrant.  Pursuant to the Agreement, the Registrant intends to acquire all of the outstanding shares of Sollensys Korea by issuing approximately 200,000,000 million shares of the Registrant’s common stock.  Upon issuance of the 200,000,000 common shares, the shareholders of Sollensys Korea will own approximately 40% of the Registrant.  The closing of the Agreement is subject to the audit of Sollensys Korea’s financial statements for the past two fiscal years, approval by the shareholders of Sollensys Korea and other standard terms and conditions.  The parties intend to close the transaction by approximately November 15, 2012.

There is no material relationship between Sollensys Korea and Registrant.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

No.

Exhibit

2.1

Share Acquisition Agreement dated September 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sollensys Corp.

Date: October 2, 2012	By: /s/ Rowland W. Day
Rowland W. Day
Chief Executive Officer

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